Exhibit 99.A1(3)
AMENDMENT NO. 2
TO
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF JANUARY 1, 1998
AND
EFFECTIVE JANUARY 13, 1998,
AS AMENDED
FOR
DIAMONDS TRUST, SERIES 1
AND
SUBSEQUENT AND SIMILAR
SERIES OF THE
DIAMONDS TRUST
BETWEEN
PDR SERVICES LLC,
AS SPONSOR
AND
STATE STREET BANK AND TRUST COMPANY
AS TRUSTEE
DATED AS OF OCTOBER 24, 2008
AND
EFFECTIVE OCTOBER 24, 2008

THIS AMENDMENT No. 2 (‘‘AMENDMENT AGREEMENT’’) DATED AS OF AND EFFECTIVE OCTOBER 24, 2008 BETWEEN PDR SERVICES LLC, AS SPONSOR (‘‘SPONSOR’’), AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (‘‘TRUSTEE’’), AMENDS THE DOCUMENT ENTITLED ‘‘STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR DIAMONDS TRUST, SERIES 1 AND SUBSEQUENT AND SIMILAR SERIES OF THE DIAMONDS TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY AS TRUSTEE’’, AS AMENDED (HEREINAFTER REFERRED TO AS ‘‘STANDARD TERMS’’).
WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the DIAMONDS TRUST, Series 1 (‘‘Trust’’); and
     WHEREAS, since its inception, the Trust has been listed, and its shares have been traded, on the American Stock Exchange, LLC (“AMEX”), and;
     WHEREAS, on October 1, 2008, NYSE Euronext (“NYSE”) completed its acquisition of AMEX and all of its subsidiaries, including the Sponsor, and;
     WHEREAS, AMEX has been renamed “NYSE Alternext US LLC (“NYSE Alternext US”); and
     WHEREAS, NYSE has decided to consolidate the listing and trading of exchange-traded funds and structured products now listed on NYSE Alternext US and NYSE Arca, Inc. (“ NYSE Arca”) on NYSE Arca, and;
     WHEREAS, the Sponsor and the Trustee have determined that it will be in the best interests of the Trust and its shareholders to move the listing of the units of the Trust from NYSE Alternext US to NYSE Arca on or before December 31, 2008; and make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below; and
     WHEREAS, the parties hereto desire make certain other changes to the Standard Terms as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

     1. The definition of the word “Exchange” in Section 1 of the Standard Terms shall be changed from the “American Stock Exchange LLC” to now read “ NYSE Arca and any successor corporation thereto.”
     2. The definitions of the terms “Depository” and “NSCC” in Section 1 of the Standard Terms shall be amended to include the phrase: “and any successor corporation thereto.”
     3. The definitions of the term “License” in Section 1 of the Standard Terms shall be amended to include the phrase: “,as further amended and restated by the Licensee and Dow Jones on November 1, 2005, including the Sublicense, as the same may be from time to time amended in accordance with its terms.”
     4. The definition of “Sublicense” shall be added to Section 1 of the Standard Terms as follows: “The agreement dated November 1, 2005 among State Street Bank and Trust Company, as Trustee, State Street Global Markets, LLC, and Dow Jones, as the same may be from time to time amended in accordance with its terms.”
     5. Any reference in the Standard Terms to an entity, whether by specific name or by duties and responsibilities, shall be deemed to include any successor corporation thereto.
     6. Section 10.06 of the Standard Terms shall be amended to include the new address and contact information of the Sponsor and Trustee.
     7. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1)- (4) of this Amendment Agreement are made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.
     8. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.
     9. Except as amended hereby, the Standard Terms and any and all amendments thereto adopted prior the date hereof (collectively, the “Standard Terms”), now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
     10. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.
PDR SERVICES LLC, as Sponsor

By:	/s/ Lisa A. Dallmer
Name: Lisa A. Dallmer
Title: Senior President

ATTEST:	/s/ Scott Ebner
TITLE:	Vice President
STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:	/s/ Gary L. French
Name: Gary L. French
Title: Senior Vice President

ATTEST:	/s/ James J. Dwyer
Name:	James J. Dwyer
Title:	Vice President

STATE OF NEW YORK )
: ss.:
COUNTY OF NEW YORK )
     On the 24th day of October in the year 2008 before me personally came to me known, who, being by me duly sworn, did depose and say that she is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by like authority.
/s/ Rose Tatalone

Notary Public

COMMONWEALTH OF MASSACHUSETTS )
: ss.:
COUNTY OF NORFOLK )
     On this 23rd day of October in the year 2008 before me personally appeared to me known, who, being by me duly sworn, did depose and say that he is Gary L. French, Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.
/s/ Lisa M. Murphy
Notary Public

CERTIFICATE OF PDR SERVICES LLC
AS TO COMPLIANCE WITH SECTION 10.01(a)
OF THE STANDARD TERMS AND CONDITIONS OF
TRUST FOR THE DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998, as amended
(THE “STANDARD TERMS”)
          The undersigned, as President of PDR Services LLC (the “Sponsor”), does hereby certify in the name and on behalf of the Sponsor, that, as of the date hereof
1. I am a duly appointed and qualified President of the Sponsor, acting as such;
2. I have both read and understood the text of the Amendment No. 2. to the “Standard Terms and Conditions of Trust Dated as of January 1, 1998 and Effective January 13, 1998 for Diamonds Trust, Series 1 and Subsequent and Similar Series of the Diamonds Trust Between PDR Services LLC, as Sponsor and State Street Bank and Trust Company as Trustee”, as amended (“Standard Terms”) dated as of and effective October 24, 2008 between PDR Services LLC, as Sponsor and State Street Bank And Trust Company, as Trustee (“Amendment Agreement”); and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
          IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Trustee this 24th day of October, 2008

PDR SERVICES, LLC
By:	/s/ Lisa Dallmer
	Name:	Lisa Dallmer
	Title:	President

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK )
          On the 24th day of October in the year 2008 before me personally came to me known, who, being by me duly sworn, did depose and say that she is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by like authority.

/s/ Rose Tatalone
Notary Public

Signed and Sworn before me this 24th day of October 2008.

CERTIFICATE OF STATE STREET BANK AND TRUST COMPANY
AS TO COMPLIANCE WITH SECTION 10.01(a)
OF THE STANDARD TERMS AND CONDITIONS OF
TRUST FOR THE DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998, as amended
(THE “STANDARD TERMS”)
          The undersigned, as Senior Vice President of State Street Bank and Trust Company (the “Trustee”), does hereby certify in the name and on behalf of the Trustee, that, as of the date hereof:
1. I am a duly appointed and qualified executive of the Trustee, acting as such;
2. I have both read and understood the text of the Amendment No. 2 to the “Standard Terms and Conditions of Trust Dated as of January 1, 1998 and Effective January 13, 1998 for Diamonds Trust, Series 1 and Subsequent and Similar Series of the Diamonds Trust Between PDR Services LLC, as Sponsor and State Street Bank and Trust Company as Trustee”, as amended (“Standard Terms”) dated as of and effective October 24, 2008 between PDR Services LLC, as Sponsor and State Street Bank And Trust Company, as Trustee (“Amendment Agreement”); and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Trustee this 23rd day of October, 2008.

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gary L. French
	Name:	Gary L. French
	Title:	Senior Vice President

COMMONWEALTH OF MASSACHUSETTS      )
                              :ss.:
COUNTY OF SUFFOLK           )
          On this 23rd day of October in the year 2008 before me personally appeared to me known, who, being by me duly sworn, did depose and say that he is Gary L. French, Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by proper authority.

/s/ Lisa M. Murphy Notary Public Lisa M. Murphy My Commission Expires: 8/18/2011